EXHIBIT 99.1


Priceline.com (ticker: pcln, exchange: NASDAQ)
News Release - Monday, July 24, 2000


PRICELINE.COM REPORTS RECORD SECOND QUARTER 2000 FINANCIAL RESULTS

NET LOSS PER SHARE EXCLUDING CERTAIN ITEMS IS $0.01 IN 2ND QUARTER 2000, COMPARED TO A NET LOSS PER SHARE OF $0.10 IN 2ND QUARTER 1999

2ND QUARTER 2000 REVENUES OF $352.1 MILLION ARE 216% BETTER THAN 2ND QUARTER 1999 REVENUES OF $111.6 MILLION

2ND QUARTER 2000 GROSS PROFIT OF $55.2 MILLION IS 406% BETTER THAN 2ND QUARTER 1999 GROSS PROFIT OF $10.9 MILLION

PRICELINE.COM ADDS 1.5 MILLION NEW CUSTOMERS IN 2ND QUARTER 2000, BRINGING ITS TOTAL CUSTOMER BASE TO 6.8 MILLION

REPEAT RATE JUMPS TO A RECORD HIGH OF 39% AS REPEAT CUSTOMERS GENERATED OVER 960,000 OFFERS IN 2ND QUARTER 2000, WITH NEW CUSTOMER ACQUISITION COSTS DROPPING TO A RECORD $10.81 PER CUSTOMER

NORWALK, Conn.--(BUSINESS WIRE)--July 24, 2000-- Priceline.com (Nasdaq:
PCLN), the Name Your Own Price(sm) Internet pricing system where customers set the price for travel, automotive, home finance, and telecommunications products, as well as groceries and gasoline products through a priceline.com licensee, today reported record second quarter 2000 financial results in which the Company improved its net loss per share excluding certain items to $0.01, compared to $0.10 in the second quarter 1999.

Second quarter 2000 financial results were driven by new and repeat customers, sales from an expanding lineup of product categories, and marketing efficiencies achieved through priceline.com's position as one of the leading brands in e-commerce.

Priceline.com reported that it added 1.5 million new customers during the second quarter, bringing its total customer base to 6.8 million. A record number of offers for various services came from repeat customers during the second quarter. Thirty-nine percent of priceline.com's unique offers in the second quarter came from repeat customers, up from 26% in the second quarter 1999.

Priceline.com reported revenue of $352.1 million for the second quarter 2000, a 216% increase over revenues of $111.6 million in the second quarter 1999. Gross profit for the second quarter 2000 was $55.2 million, a 406% increase over a gross profit of $10.9 million in the second quarter 1999. Gross margin for the second quarter 2000 was 15.7%, a 590 basis point increase over gross margin of 9.8% in the second quarter 1999. Operating expenses in the quarter were $59.5 million, compared to $59.0 million in the first quarter. Operating loss in the second quarter 2000 was $4.4 million, compared to an operating loss of $15.8 million in the second quarter 1999. Net loss in the second quarter 2000 was $1.6 million, compared to a net loss of $13.9 million in the second quarter 1999. Net loss per share, net loss, operating loss, gross profit and gross margin in this release exclude all warrant costs, option payroll taxes and certain items as described in the notes to the table below.

Priceline.com's acquisition costs for new customers continued to improve as the Company leverages its position as the #1 most-recognized e-commerce brand in America, tied with amazon.com, as measured by Opinion Research Corporation International of Princeton, NJ. Total marketing costs per new customer acquired improved to $10.81 per customer, the most efficient ratio in priceline.com's history, from $13.23 in the prior year quarter. Total advertising costs per new customer were even lower, at $9.16 per customer, and one of the best acquisition costs per new customers among e-commerce companies.

                      Quarter Ended                Quarter Ended
                    June 30, 2000(a)              June 30, 1999(b)
                    ----------------              ----------------
Revenues            $ 352.1  million              $ 111.6  million

Gross Profit        $  55.2  million              $  10.9  million

Operating Loss      $   4.4  million              $  15.8  million

Net Loss            $   1.6  million              $  13.9  million

Net Loss
Per Share                   $    0.01                     $   0.10

(a) Gross profit excludes $381,000 in non-cash supplier warrant charges; operating and net loss per share also exclude $2.5 million in option payroll taxes.
(b) Gross profit excludes $381,000 in non-cash supplier warrant charges.

"We believe we are rounding the final turn and on the homestretch towards profitability," said Daniel H. Schulman, President and Chief Executive Officer. "We continue to attract record new customers, but even more importantly, our loyalty among existing customers is accelerating. Our repeat rate is up to 39%, up from 26% a year ago. Improving customer satisfaction is our number one priority, and we are focused on continually enhancing and expanding our products and services."

Schulman continued, "Priceline.com also saw strong growth across our verticals during the second quarter 2000, demonstrating the extendability and scale of our business model. Our leisure airline tickets service sold
1.29 million airline tickets in the quarter and is one of the single largest sellers of leisure airline tickets in the U.S. Meanwhile, our hotel service sold 432,500 room nights during the quarter. Our rental car service sold over 429,600 rental car days in the second quarter, its first full quarter of operation. In the second quarter, we also took our new car service and mortgage business national with promising results. We are also enthusiastic about the roll out of our long distance service, which generated strong gross profits and averaged 240 minutes per offer during the quarter. We look for even stronger contributions from our non-airline verticals in the future."

Business Highlights

During the second quarter, priceline.com had several key enhancements to its lineup of Name Your Own Price(sm) products and services. In May, the Company launched Name Your Own Price long distance calling services for consumers and small businesses. The small business service was priceline.com's first entry into the B2B marketplace. Also at that time, priceline.com announced a strategic partnership with American Express through which Amex will promote priceline.com's services to its small business partners. Priceline.com's rental car service added major suppliers Hertz and Alamo, making four of the nation's largest rental car companies participants in priceline.com's rental car service.

During the quarter, priceline.com and General Atlantic Partners announced the creation of Priceline.com Europe, with plans to launch its business in the Fall. The companies also announced that Dennis Malamatinas, CEO of Burger King, was hired to join Priceline.com Europe as CEO. Timothy Brier, former President of Priceline Travel Services, was named as Chairman of the new company. Priceline.com President Daniel H. Schulman took on the additional title of CEO while Richard S. Braddock continues to serve as Chairman of the Company.

Priceline.com's second quarter results also included increased payments from Walker Digital Corporation and Priceline WebHouse Clubsm. Walker Digital contributed toward legal fees and expenses related to various patent litigations. WebHouse Club, a priceline.com independent licensee, paid priceline.com for information technology and other services rendered and the quarter also reflected the costs of providing those services.

WebHouse Club continued to grow during the second quarter. More than three-quarters of a million households are now using WebHouse Club's services, which include groceries and the recently launched gasoline service. These customer counts are not included in priceline.com's total customer base of 6.8 million.

About priceline.com

Priceline.com is the patented Name Your Own Price(sm) Internet pricing system. Priceline.com provides services across four broad product categories: a travel service that offers leisure airline tickets, hotel rooms and rental cars; a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee; an automotive service that offers new cars, and a telecommunications service that offers long distance calling services. Priceline.com licenses its business model to independent licensees, including Priceline WebHouse Club, Inc., which offers a Name Your Own Price(sm) service for groceries and gasoline; PricelineMortgage , Priceline Perfect YardSale, Inc., a local-market, consumer-to-consumer selling service, and certain international licensees in Europe, Asia and Australia. In these arrangements, priceline.com generally receives royalties for licensing its intellectual property. Priceline.com also holds securities carrying the right to purchase a significant equity stake in the licensees under certain conditions. Unless those rights are exercised, the results of licensee operations will not be included in priceline.com's financial statements.

Additional information is available on the priceline.com Website
(www.priceline.com), including a presentation reviewing 2nd quarter 2000 results and a quarterly statistical supplement.

Information about forward looking statements

This press release may contain forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: inability to successfully expand the Company's business model both horizontally and geographically; management of the Company's rapid growth; adverse changes in the Company's relationships with airlines and other product and service providers; systems-related failures; the Company's ability to protect its intellectual property rights; the effects of increased competition; anticipated losses by the Company and its licensees; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission.


                          priceline.com Incorporated
                 PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                  (UNAUDITED)

                              Three Months Ended           Six Months Ended
                             June 30,     June 30,      June 30,     June 30,
                               2000         1999          2000         1999
                            ---------    ---------     ---------    ---------
Revenues                    $ 352,095    $ 111,564     $ 665,893    $ 160,975

Cost of revenues (excl.
sup. wrnts & divs.):
Product costs                 296,919      100,664       561,690      144,323
                            ---------    ---------     ---------    ---------

Total cost of revenues        296,919      100,664       561,690      144,323

Gross profit                   55,176       10,900       104,203       16,651
                            ---------    ---------     ---------    ---------

Expenses:
Advertising                    13,826        8,980        34,164       20,776
Sales and marketing            23,792        8,753        43,902       14,095
General and administrative     15,222        5,503        27,926        9,170
Systems and business
  development                   6,695        3,469        12,563        5,653
                            ---------    ---------     ---------    ---------

Total expenses                 59,534       26,705       118,555       49,694
                            ---------    ---------     ---------    ---------

Operating loss (excl.
sup. wrnts & divs.)            (4,358)     (15,805)      (14,353)     (33,043)

Interest income, net            2,725        1,929         5,440        2,387
                            ---------    ---------     ---------    ---------

Net loss (excl. sup.
wrnts & divs.)                 (1,633)     (13,876)       (8,912)     (30,655)

Net loss (excl. sup.
wrnts & divs.) per
basic and diluted
common shares               $   (0.01)   $   (0.10)    $   (0.05)   $   (0.22)
                            =========    =========     =========    =========

Supplier warrant costs           (381)        (381)         (762)        (762)
Payroll expense on
employee stock options         (2,507)           -        (8,414)           -
Preferred stock dividend       (7,191)           -        (7,191)           -
Accretion on preferred
  stock                             -            -             -       (8,354)
                            ---------    ---------     ---------    ---------

Net loss applicable
to common shareholders      $ (11,712)   $ (14,257)    $ (25,279)   $ (39,771)
                            =========    =========     =========    =========

Net loss applicable to
common shareholders
per basic and diluted
common shares               $   (0.07)   $   (0.10)    $   (0.15)   $   (0.29)
                            =========    =========     =========    =========

Weighted average number
of basic and diluted
common shares outstanding     165,399      142,320       166,051      137,436
                            =========    =========     =========    =========

This statement is unaudited and intended as a supplement to, and should be read in conjunction with the Company's audited financial statements and the notes thereto filed with the SEC on Form 10-K and quarterly financial statements filed with the SEC on Forms 10-Q. Certain presentations within this statement are not consistent with Generally Accepted Accounting Principles.


                        priceline.com Incorporated
                  CONDENSED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                                (UNAUDITED)


                               Three Months Ended         Six Months Ended
                             June 30,     June 30,      June 30,     June 30,
                               2000         1999          2000         1999
                            ---------    ---------     ---------    ---------
Revenues                    $ 352,095    $ 111,564     $ 665,893    $ 160,975

Cost of revenues:
Product costs                 296,919      100,664       561,690      144,323

Supplier warrant costs            381          381           762          762
                            ---------    ---------     ---------    ---------

Total cost of revenues        297,300      101,045       562,452      145,085

Gross profit                   54,795       10,519       103,441       15,890
                            ---------    ---------     ---------    ---------

Expenses:
Sales and marketing            37,617       17,733        78,066       34,871
General and administrative     15,222        5,503        27,926        9,170
Payroll expense on
  employee stock options        2,507            -         8,414            -
Systems and business
  development                   6,695        3,469        12,563        5,653
                            ---------    ---------     ---------    ---------

Total expenses                 62,041       26,705       126,969       49,694
                            ---------    ---------     ---------    ---------

Operating loss                 (7,246)     (16,186)      (23,528)     (33,804)

Interest income, net            2,725        1,929         5,440        2,387
                            ---------    ---------     ---------    ---------

Net loss                       (4,521)     (14,257)      (18,088)     (31,417)
Preferred stock dividend       (7,191)           -        (7,191)           -
Accretion on preferred
  stock                             -            -             -       (8,354)
                            ---------    ---------     ---------    ---------
Net loss applicable to
common shareholders         $ (11,712)   $ (14,257)    $ (25,279)   $ (39,771)
                            =========    =========     =========    =========
Net loss applicable to
common shareholders
per basic and diluted
common shares               $   (0.07)   $    (.10)    $   (0.15)   $    (.29)
                            =========    =========     =========    =========

Weighted average number
of basic and diluted
common shares outstanding     165,399      142,320       166,051      137,436
                            =========    =========     =========    =========



                         priceline.com Incorporated
                          CONDENSED BALANCE SHEETS
                               (In thousands)
                                (UNAUDITED)

                                                   June 30,      December 31,
ASSETS                                               2000           1999
                                                 ------------    ------------

CURRENT ASSETS:
Cash and cash equivalents                        $    95,434     $   133,172
Short-term investments                                43,273          38,771
Accounts receivable, net of allowance for
  doubtful accounts of $3,761 and $1,961
  at June 30, 2000 and December 31, 1999,
  respectively                                        38,993          21,289
Related party receivables                              3,771             508

Prepaid expenses and other current assets             27,182          17,999
                                                 ------------    ------------
Total current assets                                 208,653         211,739

PROPERTY AND EQUIPMENT, net                           41,592          28,006


WARRANTS TO PURCHASE COMMON STOCK OF
PRICELINE WEBHOUSE CLUB, INC.                        189,000         189,000


OTHER ASSETS                                          53,593          13,141
                                                 ------------    ------------

TOTAL ASSETS                                     $   492,838     $   441,886
                                                 ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                 $    80,483     $    24,302
Accrued expenses                                      15,998          13,695

Other current liabilities                              4,455           1,253
                                                 ------------    ------------
Total current liabilities                            100,936          39,250
                                                 ------------    ------------
Total liabilities                                    100,936          39,250
                                                 ------------    ------------

MANDATORILY REDEEMABLE CONVERTIBLE
PREFERRED STOCK                                      359,580               -
                                                 ------------    ------------

STOCKHOLDERS' EQUITY
Common stock                                           1,380           1,311
Treasury stock                                      (359,580)              -
Preferred stock dividends                             (7,192)              -
Additional paid-in capital                         1,593,961       1,581,708
Accumulated other comprehensive income                 2,224               -
Accumulated deficit                               (1,198,471)     (1,180,383)
                                                 ------------    ------------

Total stockholders' equity                            32,322         402,636
                                                 ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $   492,838     $   441,886
                                                 ============    ============




CONTACT:
priceline.com

Brian Ek(press information), 203/299-8167 brian.ek@priceline.com

Mike Darcy(press information, 203/299-8168 mike.darcy@priceline.com

Bill Pike (investor information), 203/299-8451 william.pike@priceline.com

Allison McEnerney(investor information), 203/299-8678 allison.mcenerney@priceline.com